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                                                                 Exhibit 10.7

                              EMPLOYMENT AGREEMENT


                                        I

                                     PARTIES


1.1 PARTIES. This Employment Agreement (the "Reserve Agreement") is made this 15th day of December, 1997, effective January 1, 1998, by and between Fred Lick, Jr. ("Employee") and Central Reserve Life Insurance Company, an Ohio corporation engaged in the insurance business, having its principal offices at 17800 Royalton Road, Strongsville, Ohio 44136-5197 ("Reserve").

                                       II
                                    RECITALS

2.1      EMPLOYEE.  Employee is Chairman of Reserve.

2.2 CANCELLATION OF EXISTING AGREEMENTS. Reserve and Employee intend that all prior existing Employment Agreements are cancelled and supplanted by this new Employment Agreement, effective January 1, 1998 (the "Reserve Agreement").
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EMPLOYMENT AGREEMENT
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                                       III
                             TERMS OF THE AGREEMENT

3.1 NEW AGREEMENT CONTROLS. In consideration of their mutual covenants herein of Employee's continuing his employment with Reserve, except as hereinafter specifically provided to the contrary, Reserve and Employee agree with each other as provided in this Reserve Agreement.

3.2 POSITION AND INITIAL EMPLOYMENT TERM AND COMPENSATION. From January 1, 1998 through December 31, 1999, Employee shall be and shall act as Chairman of Reserve, with primary responsibilities for sales and marketing of Reserve's insurance products, for the same annual salary as set forth in Section 3.1 of the Employment Agreement effective January 1, 1998 between Employee and Central Reserve Life Corporation ("Central").

3.3 SUBSEQUENT EMPLOYMENT TERM AND COMPENSATION. For the two-year period from January 1, 2000 through December 31, 2001,

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         Reserve will negotiate in good faith with Employee for his continued
         employment on the basis of an incentive-based compensation program. Provided however that, in the event that such good faith negotiations do not result in a satisfactory compensation agreement, this Reserve Agreement shall terminate as of December 31, 1999.

         It is fully understood that, insofar as and so long as Reserve is able to do so, Reserve shall bear the responsibility for fully compensating Employee for all services he performs for both Reserve and Central pursuant to the applicable provisions of the Reserve Agreement and the Central Agreement, and Reserve shall bear the responsibility for fully paying for all of the costs of Employee's benefits and expenses as set forth in such agreements, and Central shall have no responsibility in this regard, and no arrangement has been made between Reserve and Central for allocation of any such compensation or costs; provided however that, if for any reasons whatsoever Reserve is unable or unwilling to fulfill its said responsibilities


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         to fully compensate Employee and fully pay for all of the costs of
         Employee's benefits and expenses, in part or in whole, then and in that event, the responsibility for so fully compensating Employee and for so paying for all the costs of Employee's benefits and expenses under both the Reserve Agreement and the Central Agreement shall be assumed by and borne by Central and any other affiliate, subsidiary or successor.

3.4 FRINGE BENEFITS. In addition to all other benefits which Employee is receiving or may receive from Reserve from time to time, Reserve shall continue to provide Employee at no cost to him fringe benefits no less than those which he is now receiving. Moreover, Employee shall be entitled to retain his current office for as long as he is employed by Reserve.

3.5 AUTOMOBILE AND BUSINESS EXPENSES. Every two (2) years, Reserve shall furnish Employee a Company-owned or leased automobile, with a buy-out provision for the Employee,

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         comparable in quality to the automobile furnished Employee by Reserve during 1997, and shall bear the entire expense of such automobile, including operational and maintenance expenses. Employee shall be entitled to reimbursement of all travel and entertainment expenses incurred in the performance of the responsibilities and duties of Employee.

3.6 VACATION. Employee shall be entitled to receive a total of six (6) weeks' paid vacation annually for the performance of his responsibilities for both Central and Reserve, the unused portions of which are cumulative and may be carried over from year to year on and after January 1, 1998. No vacation time prior to January 1, 1998 shall so cumulate.

3.7 TAX COUNSELING. In order that distractions imposed upon Employee by unavoidable personal concerns may be kept to a minimum, Reserve agrees to provide without expense to Employee reasonable legal counseling and representation concerning such personal concerns as tax liability and tax planning.
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3.8      INSURANCE BENEFITS. At all times during this Reserve Agreement and any renewal thereof, Reserve shall pay Employee his total compensation as set forth in Sections 3.2 or 3.3, as the case may be, during any time that he shall suffer either partial or total disability (whether such disability be temporary or permanent), reduced only by the amounts which are paid to Employee under any insurance program purchased by Reserve, Central or any affiliate. In addition, Reserve shall furnish Employee at no cost to him, throughout the term of this Reserve Agreement and any renewals thereof, fringe benefits including, but not limited to, Group Life Insurance, AD&D, medical and hospital insurance benefits no less than those covering Employee on January 1, 1998, and Employee shall be entitled to such additional fringe benefits, if any, as may be provided from time to time to any executive officer of Reserve.

3.9 RETIREMENT BENEFITS. At all times during the term of this Reserve Agreement and any renewal thereof, Reserve's pension

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         plan and retirement plan fully paid for by Reserve in effect on January
         1, 1982 shall not be terminated or its benefits reduced below the level in effect on December 31, 1997 as it applies to the Employee.

3.10 CONTINUANCE OF FRINGE BENEFITS. If the employment of Employee shall be terminated in any manner or for any reason other than the voluntary resignation of Employee or for significant just and sufficient cause pursuant to the applicable provisions of Section 6.1(b) hereof, the benefits as set forth in Sections 3.8 and 3.9 above shall continue to be provided to Employee at the same times and in the same manner as if this Reserve Agreement were still in full force for the full initial or subsequent term of this Reserve Agreement, as the case may be, for the duration of the then-current term thereof.

3.11 LOCATION OF EMPLOYMENT. Employee shall not be required to relocate his place of employment or his residence outside of Cuyahoga County, Ohio, but may relocate his residence from




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         time to time within or without Cuyahoga County at his sole election.

                                       IV
                                    EXTENSION

4.1 EXTENSION OF AGREEMENT. This Agreement shall be subject to extension for an additional two-year period, provided in Section 3.3 hereof.

                                        V
                              TERMINATION PAYMENTS

5.1 TERMINATION OBLIGATIONS OF RESERVE. Where applicable, the termination payment obligations of Reserve shall be discharged by Reserve as follows:

(a) Employee's annual salary shall become fixed for the unexpired remainder of the Initial and/or Subsequent Employment term of this Reserve Agreement;
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(b)      Such annual salary shall then be paid to Employee in one lump sum within thirty (30) days of the effective date of his termination;

(c) The fringe benefits to which Employee is entitled at no cost to Employee under the terms of this Reserve Agreement shall be continued by Reserve for Employee at no cost to Employee for the remainder of such Initial and/or Subsequent Employment term of this Reserve Agreement; provided, however, if it is not legally possible for Reserve itself to so provide a certain fringe benefit to Employee, Reserve shall pay the cost of a comparable benefit which Employee may obtain elsewhere.


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                                       VI
                                GENERAL COVENANTS

6.1      GENERAL COVENANTS.
(a) TERMINATION BY EMPLOYEE. At no time within the Initial or Subsequent Employment term of this Reserve Agreement shall Employee terminate this Agreement or refuse to perform his duties and responsibilities for Reserve, except upon a material breach of the terms hereof by Reserve or of the terms of the Central Agreement by Central. Upon termination by Employee because of such breach by Reserve or Central, the rights of Employee and the obligations of Reserve shall be the same as those provided in Article V.

(b) TERMINATION BY RESERVE. At no time within the Initial or Subsequent Employment term of this Reserve Agreement shall Reserve terminate its employment of Employee. If, however, Reserve shall attempt for any reason whatsoever to terminate its employment of Employee, then and in that event, Employee


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         may deem this a material breach of the terms of this Agreement by
         Reserve or of the terms of the Central Agreement by Central, and the rights of the Employee and the obligations of Reserve shall be the same as those provided in Article V of this Agreement.

         Notwithstanding the provisions of this Section 6.1(b), this Reserve Agreement and the Central Agreement and Employee's employment thereunder may be terminated by Reserve at any time without further compensation for significant just and sufficient cause. For purposes of this paragraph, "significant just and sufficient cause" shall mean any action or non-action involving a material breach of the terms and conditions of the Central or Reserve Agreements by Employee, which cannot be promptly cured or rectified by Employee to Reserve's reasonable satisfaction, or gross or repeated insubordination or a major conflict or interference with Employer's best interests or business operations.


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(c)      ASSIGNABILITY. Neither party shall have the right to assign this
         Reserve Agreement or any rights or obligations hereunder without the prior written consent of the other party. Provided however that, upon the sale of all or substantially all of the assets, business and goodwill of Reserve to another corporation or entity, or upon the merger or consolidation of Reserve with another corporation or entity, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the corporation or entity purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation or entity were the original party to this Reserve Agreement.

                                       VII
                                  MISCELLANEOUS

7.1 ENTIRE AGREEMENT. This Reserve Agreement and the Central Agreement of even date, to which this Reserve Agreement is attached, constitute the entire agreement between the


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         parties hereto in relation to the subject matter hereof, and no other representations, warranties, covenants, understandings or agreements, oral or otherwise, exist in relation thereto between the parties.

7.2 NO THIRD-PARTY BENEFICIARIES. This Reserve Agreement is intended solely for the benefit of Reserve, Central and Employee and confers no right or benefit upon any other person, including shareholders of Reserve and Central and other officers and directors of Reserve and Central.

7.3 SEPARABILITY. Each provision of this Reserve Agreement is separable from each other provision, and if any provision shall be found invalid for any reason, the remaining provisions shall continue in full force and effect.

7.4 SECTION HEADINGS. The article and section headings herein are intended only as aids to the location of subject matter, and are neither a part of the substance of the Agreement nor a guide to construction.


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7.5      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written, effective January 1, 1998.

                                               /s/ Fred Lick, Jr.
                                              --------------------------------
                                                       Fred Lick, Jr.
                                                         (Employee)




                                              CENTRAL RESERVE LIFE INSURANCE
                                                 COMPANY



                                              By: Frank W. Grimone
                                                 ----------------------------

                                              Its:      CFO
                                                  ---------------------------